NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM PRINCIPAL INDEBTEDNESS SECURED BY THE MORTGAGE AS AMENDED AND RESTATED HEREIN, IS FIFTY-ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($51,600,000.00). THIS MORTGAGE INCREASES THE DEBT SECURED BY THE ORIGINAL MORTGAGE BY TWENTY-TWO MILLION TWO HUNDRED FORTY-FIVE THOUSAND TWO HUNDRED TWENTY-FIVE AND 77/100 DOLLARS ($22,245,225.77), TOGETHER WITH SUCH ADDITIONAL AMOUNTS AS MAY BE ADVANCED BY LENDER AND FOR WHICH NO MORTGAGE REGISTRATION TAX IS PAYABLE PURSUANT TO MINNESOTA STATUTES §287.05, SUBD. 4., AND IS SUBJECT TO MORTGAGE REGISTRATION TAX BASED ONLY UPON SUCH INCREASE IN THE PRINCIPAL AMOUNT OF DEBT SECURED.

AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (together with any amendments or modifications hereto in effect from time to time, the "**Security Instrument**") is made as of January 27, 2017, by **TALON FIRST TRUST, LLC**, a Delaware limited liability company, having an address at c/o Talon Real Estate Holding Corp., 5500 Wayzata Blvd., Suite 1070, Minneapolis, MN 55416 ("**Mortgagor**") in favor of **GAMMA REAL ESTATE CAPITAL LLC**, a Delaware limited liability company, having an address at c/o Gamma Real Estate LLC, 101 Park Avenue, Suite 2602, New York, New York 10178 (together with its successors and assigns, "**Lender**").

WITNESSETH:

A. Mortgagor executed and delivered to RCC Real Estate, Inc., a Delaware corporation ("**RCC**") that certain mortgage, assignment of leases and rents, security agreement, and fixture filing dated July 2, 2014, and filed on July 8, 2014, as Document Nos. T02507655 and A04514037, in the Office of the County Recorder in and for Ramsey County, Minnesota, which mortgage was subsequently assigned to RESOURCE CAPITAL CORP. 2014-CRE2, LTD., an exempted company incorporated under the laws of the Cayman Islands with limited liability ("**Resource**"), pursuant to those certain mesne assignments, the last of which was dated August 11, 2014, filed January 5, 2015, as Document Nos. T02520622 and A4566858 ("**Original Mortgage**"), encumbering the Property, as hereinafter defined. The Original Mortgage has now

been assigned to Lender pursuant to that certain assignment of mortgage, assignment of leases and rents, security agreement and fixture filing dated effective January _____ 2017, and recorded on _________________, as Document Nos. ______________ and _____________, in the Office of the County Recorder in and for Ramsey County, Minnesota ("**Assignment of Mortgage**").

B. The Original Mortgage recites that it secures the payment of the advances made under that certain promissory note dated July 2, 2014, executed by Mortgagor payable to the order of RCC in the original principal amount of THIRTY-THREE MILLION and NO/100 DOLLARS ($33,000,000.00), as assigned pursuant to that certain allonge dated July 2, 2014 executed by RCC in favor of Resource, and as subsequently assigned to Lender pursuant to that certain allonge dated January ____, 2017 , executed by Resource in favor of Lender (collectively, "Original Note").

C. The Original Note remains outstanding and, as of the date hereof, the unpaid principal balance due thereunder is TWENTY-NINE MILLION THREE HUNDRED FIFTY-FOUR THOUSAND SEVEN HUNDRED SEVENTY-FOUR AND 23/100 DOLLARS ($29,354,774.23).

D. Mortgagor has requested Lender modify the Original Note to, among other things, advance additional principal in the amount of TWENTY-TWO MILLION TWO HUNDRED FORTY-FIVE THOUSAND TWO HUNDRED TWENTY-FIVE AND 77/100 DOLLARS ($22,245,225.77) ("**Loan**"), and Lender is agreeable with Mortgagor's request, which shall be evidenced by that certain amended and restated promissory note of even date herewith, executed by Mortgagor, payable to the order of Lender, in the principal amount of FIFTY-ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($51,600,000.00), which includes the unpaid principal balance due under the Original Note ("**Note**").

E. In connection with the recording of the Original Mortgage, mortgage registration tax was paid to the Treasurer of Ramsey County on July 8, 2014 in the amount of SEVENTY-FIVE THOUSAND NINE HUNDRED AND 00/100 DOLLARS ($75,900.00).

F. The Note represents TWENTY-TWO MILLION TWO HUNDRED FORTY-FIVE THOUSAND TWO HUNDRED TWENTY-FIVE AND 77/100 DOLLARS ($22,245,225.77), of new funds to be secured by the mortgage lien of this Security Instrument and requires the payment of mortgage registration tax in the amount of FIFTY-THREE THOUSAND THREE HUNDRED EIGHTY-EIGHT AND 54/100 DOLLARS ($53,388.54).

G. The Note is executed and delivered as an amendment and restatement of, and not in repayment of, the Original Note.

H. This Security Instrument is given to secure the Loan advanced pursuant to that certain Loan Agreement dated as of the date hereof between Mortgagor and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Loan Agreement**") Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

I. Mortgagor desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan and the Loan Documents (the "**Debt**") and the payment and performance of all other Obligations (as defined in the Loan Agreement), as provided in Article II hereof.

J. This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations thereunder and under the other Loan Documents are secured hereby.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument, the parties hereto agree that the original terms of the Original Mortgage are hereby amended and restated in their entirety with this Mortgage as follows:

ARTICLE I
GRANTING CLAUSES

Section 1.1 Property Conveyed. MORTGAGOR HAS GRANTED, CONVEYED, ALIENED, ENFEOFFED, RELEASED, CONFIRMED AND MORTGAGED, AND BY THESE PRESENTS DOES HEREBY GRANT, CONVEY, ALIEN, ENFEOFF, RELEASE, CONFIRM AND MORTGAGE UNTO LENDER, ITS SUCCESSORS AND ASSIGNS, in fee simple, with right of entry and possession, all of Mortgagor's estate, right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "**Property**"):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "**Land**");

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements owned by Mortgagor now or hereafter erected or located on the Land (collectively, the "**Improvements**");

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, and remainder and remainders thereof, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All "equipment," as such term is defined in Article 9 of the Uniform Commercial Code, as adopted and enacted by the State of Minnesota (the "**Uniform Commercial Code**") now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land and is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, electronic data-processing and other office equipment, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the "**Equipment**"). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases (as hereinafter defined) except to the extent that Mortgagor shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land (collectively, the "**Fixtures**"). Notwithstanding the foregoing, "Fixtures" shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Mortgagor shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, interest rate hedging agreements, and, to the extent assignable: (i) licenses, (ii) certificates and (iii) permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the "**Personal Property**"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, superior in lien to the lien of this Security Instrument and all proceeds and products of any of the above;

(h) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. §101 *et seq.*, as the same may be amended from time to time (the "**Bankruptcy Code**") (collectively, the "**Leases**") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, royalties, issues, profits, income, revenues and other benefits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the "**Rents**") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations, including the payment of the Debt, as provided herein, as well as all of Borrower's right, title and interest in, and claims under, any and all lease guaranties, letters of credit and any other credit support (individually, a "Lease Guaranty," and collectively, the "Lease Guaranties") given by any guarantor in connection with any of the Leases (individually, a "Lease Guarantor", and collectively, the "Lease Guarantors") to Borrower;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, as provided in the Loan Agreement;

(k) Tax Certiorari. Mortgagor's interest in all refunds, rebates or credits in connection with any reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction of same, in each case, irrespective of the time period to which they relate;

(l) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(m) Agreements. To the extent assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right to receive and collect any sums payable to Mortgagor thereunder;

(n) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(o) Accounts. All operating, security deposit, reserve, escrow and lockbox accounts maintained by Mortgagor with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;

(p) Uniform Commercial Code Property. All documents, instruments, chattel paper, intangibles, and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, relating to the Property;

(q) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash, or in liquidation or other claims or otherwise; and

(r) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by Applicable Law, Mortgagor expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to herein as the "**Real Property**") appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and conveyed hereby.

Section 1.2 Assignment of Rents.

(a) Pursuant to Minnesota Statute Section 559.17 Subd. 2, Mortgagor hereby absolutely, presently and unconditionally conveys, transfers and assigns to Lender all of Mortgagor's right, title and interest, now existing or hereafter arising, in and to the Leases and Rents. Notwithstanding that this assignment is effective immediately, so long as no Event of Default exists, Mortgagor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, but not more than one (1) month prior to accrual, the Rents. Mortgagor shall receive and hold such Rents in trust as a fund to be applied, and Mortgagor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property, including, without limitation, the payment of taxes and insurance, and the payment of interest, principal and other sums becoming due under the Debt, before retaining and/or disbursing any part of the Rents for any other purpose. The license herein granted to Mortgagor shall automatically, without notice or any other action by Lender, terminate upon the occurrence of an Event of Default, and all Rents subsequently collected

or received by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Lender. Nothing contained in this Section 1.2, and no collection by Lender of Rents, shall be construed as imposing on Lender any of the obligations of the lessor under the Leases. If an Event of Default then exists, Lender shall be entitled to the rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Security Instrument.

(b) Mortgagor shall timely perform all of its obligations under the Leases. Mortgagor represents and warrants that: (i) Mortgagor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; and (ii) no other assignment of any interest in any of the Leases or Rents has been made except pursuant to the Loan Documents.

(c) Except as expressly permitted pursuant to the terms of the Loan Agreement, Mortgagor shall not, without the prior written consent of Lender: (i) enter into any lease of all or any portion of the Property; (ii) amend, modify, terminate or accept a surrender of any Lease; or (iii) collect or accept rent from any tenant of the Property for a period of more than one (1) month in advance (except in the form of security). Any of the foregoing acts, if done without the prior written consent of Lender in each instance, shall be null and void.

(d) If the Property shall be foreclosed and sold pursuant to a foreclosure sale, then: (i) If Lender is the purchaser at the foreclosure sale, the rents shall be paid to Lender, to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Lender, and, if the Property be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, with any remaining excess rents to be paid to Mortgagor; (ii) If Lender is not the purchaser at the foreclosure sale, the rents shall be paid to Lender, to be applied first to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and, if the Property be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, with any remaining excess rents to be paid to Mortgagor, provided, if the Property not be redeemed, any remaining excess rents shall be paid first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. §580.23 or §581.10, then to Lender to the extent of any deficiency remaining unpaid and the remainder to Mortgagor.

(e) The entering upon and taking possession of the Property, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any Event of Default under this Security Instrument nor in any way operate to prevent Lender from pursuing any other remedy which it may now or hereafter have under the terms of this Security Instrument, nor shall it in any way be deemed to constitute Lender as Lender in possession. The rights and powers of Lender hereunder shall remain in full force and effect, both prior to and after any foreclosure of this Security Instrument and any sale pursuant thereto, and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including Lender, shall have the right, at any time and without limitation, as provided in Minn. Stat. §582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property, and the sum so advanced, with interest at the rate provided for in the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Property are in danger of being lost, materially injured or whether the

Property are adequate to discharge the Obligations. The rights contained herein are in addition to and shall be cumulative with the rights given in any separate instrument, if any, assigning any leases, rents and profits of the Property and shall not amend or modify the rights in any such separate agreement.

Section 1.3 Security Agreement; Fixture Filing.

(a) This Security Instrument shall also be considered a security agreement under the Uniform Commercial Code. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the "**Collateral**"). Mortgagor hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the authorization or signature of Mortgagor. If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Mortgagor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by Applicable Law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by Applicable Law, be applied by Lender to the payment of the Debt and other Obligations in such priority and proportions as Lender in its discretion shall deem proper.

(b) From the date of its recording, this Security Instrument shall be effective as a "fixture filing" with respect to all of the Property which is or is to become fixtures (within the meaning of the Uniform Commercial Code). The addresses of Mortgagor (Debtor) and Lender (Secured Party) are set forth below. This Security Instrument is to be filed for recording with the recorder's office of any county or counties where the Land (including such fixtures) is located. For this purpose, the following information is set forth:

Name and Address of Debtor:

Talon First Trust, LLC
5500 Wayzata Boulevard, Suite 1070
Minneapolis, Minnesota 55416

Name and Address of Secured Party:

Gamma Real Estate Capital LLC
c/o Gamma Real Estate LLC
101 Park Avenue, Suite 2602
New York, New York 10178

This document covers any portion of the Property that now is or later may become a fixture attached to the Land.

Debtor is the record owner of the Property.

Section 1.4 Pledges of Monies Held. Mortgagor hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Interest Reserve Account (as defined in the Loan Agreement), and proceeds thereof, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED ALWAYS, these presents are upon the express condition, that if Mortgagor has paid the Debt and other Obligations in full and performed all of its obligations pursuant to this Security Instrument and the other Loan Documents, and no further advances are to be made under the Loan Agreement, Lender will provide a satisfaction and cancellation of this Security Instrument and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such cancellation and satisfaction and the payment of any recording and filing costs. Upon the recording of such cancellation and satisfaction and the filing of such termination statements, the absolute assignments set forth in Section 1.2 shall automatically terminate and become null and void. It is intended by the parties hereto that this Security Instrument shall operate as a mortgage under the laws of the State of Minnesota.

ARTICLE II
DEBT AND OBLIGATIONS SECURED

Section 2.1 Obligations. This Security Instrument and the grants, conveyances, assignments and transfers made in Article I are given for the purpose of securing the Obligations (as defined in the Loan Agreement), including, but not limited to, the Debt and the following:

(a) the performance of all other obligations of Mortgagor contained herein;

(b) the payment and performance of each other obligation of Mortgagor contained in the Loan Agreement and any other Loan Document; and

(c) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

ARTICLE III
MORTGAGOR COVENANTS

Mortgagor covenants and agrees that throughout the term of the Loan:

Section 3.1 Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Mortgagor shall (a) cause the Property to be maintained in a good and safe condition and repair (ordinary wear and tear excepted); (b) make or cause to be made, as and when necessary, all repairs, replacements and additions, whether or not insurance proceeds are available therefor; and (c) not remove, demolish, materially alter, discontinue the use of, permit to become deserted, or otherwise dispose of all or any part of the Property (except for normal replacement of the Fixtures, the Equipment or the Personal Property and refurbishment of the Improvements) without the consent of Lender, except as expressly permitted under the terms of the Loan Agreement and the other Loan Documents. Subject to the terms of the Loan Agreement, Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation provided any insurance proceeds or condemnation awards in connection therewith are made available to Mortgagor for the payment of the cost thereof as provided in the Loan Agreement. All alterations, replacements, renewals or additions made pursuant hereto shall automatically become a part of the Property and shall be covered by the lien of this Security Instrument. Lender, and any persons authorized by Lender, shall have the right, but not the obligation, upon prior written notice to Mortgagor to enter upon the Property at any

reasonable time during normal business hours to inspect and photograph its condition and state of repair. In the event any such inspection reveals, in the reasonable discretion of Lender, the necessity for any repair, alteration, replacement, clean-up or maintenance, Mortgagor shall, at the discretion of Lender, either: (i) cause such work to be effected promptly; or (ii) promptly establish an interest bearing reserve fund with Lender in an amount determined by Lender for the purpose of effecting such work.

Section 3.5 Waste. Mortgagor shall not deliberately commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any insurance policy, or knowingly do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials. Subject to Mortgagor's right to contest such amounts in accordance with the terms of the Loan Agreement, Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials ("**Labor and Material Costs**") incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests created hereby and by the other Loan Documents, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances (as defined in the Loan Agreement).

Section 3.7 Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Seisin and Warranty. Mortgagor hereby warrants that (a) Mortgagor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Property subject only to Permitted Encumbrances (as defined in the Loan Agreement); (b) Mortgagor has the right, full power and lawful authority to grant, convey and assign the same to Lender in the manner and form set forth herein; and (c) this Security Instrument is a valid and enforceable first lien on and security title to the Property. Mortgagor hereby covenants that Mortgagor shall (a) preserve such title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against all lawful claims whatsoever, subject to the Permitted Encumbrances; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Lender to protect fully the lien of this Security Instrument.

Section 3.9 Taxes and Other Charges. Mortgagor shall promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges imposed upon the Property ("**Taxes**") when due, but in no event after interest or penalties commence to accrue

thereon or become a lien upon the Property. Notwithstanding the foregoing, Mortgagor shall have the right to contest, at its own expense, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of such Taxes, in accordance with the terms of the Loan Agreement.

Section 3.10 Escrows. If required by Lender, Mortgagor shall pay to Lender at the time of each installment of interest due under the Loan Agreement, and commencing with the first payment due after the date of such request, a sum equal to (a) the amount of the next installment of Taxes, and/or (b) the premiums which will next become due on the insurance policies required by the Loan Agreement, all in amounts as estimated by Lender, less all sums already paid therefor or deposited with Lender for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such Taxes and/or premiums, as applicable, will become due, such sums to be held by Lender to pay the same when due. If such escrow funds are not sufficient to pay such Taxes and/or insurance premiums, as applicable, as the same become due, Mortgagor shall pay to Lender, upon request, such additional amounts as Lender shall estimate to be sufficient to make up any deficiency. No amount paid to Lender hereunder shall be deemed to be trust funds but may be commingled with general funds of Lender and no interest shall be payable thereon. Upon the occurrence of an Event of Default, Lender shall have the right, at its sole discretion, to apply any amounts so held against the Debt and the other Obligations.

Section 3.11 Removal of Fixtures. Mortgagor shall not remove or permit to be removed from the Property any Fixtures presently or in the future owned by Mortgagor (unless such Fixtures have been replaced with similar Fixtures of equal or greater utility and value).

ARTICLE IV
OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Mortgagor and Lender. The relationship as between Mortgagor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument or the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Lender to be other than that of debtor and creditor.

Section 4.2 No Reliance on Lender. The general partners, members, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Lender's expertise, business acumen or advice in connection with the Property.

Section 4.3 No Lender Agent Obligations.

(a) Notwithstanding anything herein to the contrary, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or the effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in the Loan Agreement.

ARTICLE V
FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents conveying, creating or evidencing the liens or security interest hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the liens or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any Security Instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any Security Instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for

complying with all Applicable Law provided that the foregoing does not increase the obligations or decrease the rights of Mortgagor under the Security Instrument. Mortgagor hereby irrevocably authorizes Lender, its counsel or its representative, at any time and from time to time, to file financing statements and amendments as Lender may deem necessary, including financing statements and amendments that describe the collateral covered by such financing statements as "all assets of Mortgagor" or "all personal property of Mortgagor" or words of similar effect, in order to perfect the security interests granted by Mortgagor under this Security Instrument. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3 Changes in Tax, Debt, and Credit Laws.

(a) If any Applicable Law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred-twenty (120) days to declare the Debt immediately due and payable.

(b) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by Applicable Law, Lender shall have the option, by written notice of not less than one hundred-twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or shall impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses, incident to the preparation, execution, acknowledgment and/or recording of the Note, the Loan Agreement, this Security Instrument, the other Loan Documents, and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges, arising out of or in connection with the execution and delivery of this Security Instrument, the other Loan Documents, or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.4 Splitting of Security Instrument. This Security Instrument and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall

cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees, substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses identical to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

ARTICLE VI
DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender's Reliance. Mortgagor acknowledges that Lender has examined and relied on the experience of Mortgagor and its general partners, managers, members, principals and beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor's ownership of the Property as a means of maintaining the value of the Property as security for the repayment of the Debt and the payment and performance of the other Obligations. Mortgagor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should there be an Event of Default, Lender can recover the Debt and the other Obligations by a sale of the Property.

Section 6.2 No Transfer or Encumbrance. Except as expressly permitted under the Loan Agreement, Mortgagor shall not permit or suffer any Transfer of the Property, without the prior written consent of Lender. Except as expressly permitted under the Loan Agreement, without the prior written consent of Lender, Mortgagor will not permit the Property to become subject to any lien, easement, right of way, roadway (public or private), common area, condominium regime, cooperative housing regime, restrictive covenant, Lease or other matter of any nature that would affect title to the Property, other than the Permitted Encumbrances. Mortgagor shall give Lender written notice of any default under any Lien. As used herein, the term "**Transfer**" means any direct or indirect sale, transfer, conveyance, mortgage, pledge or assignment of (i) the Property or any part thereof, or any direct legal or beneficial interest therein; or (ii) any ownership interest in Mortgagor, or any direct or indirect owner of Mortgagor, direct or indirect, legal or equitable.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.1 Event of Default. Each of the following, beyond any applicable notice and cure periods shall constitute a default (each, an "**Event of Default**") hereunder:

(a) An Event of Default (as defined therein) occurs under the Loan Agreement; or

(b) Mortgagor fails to promptly perform or comply with any of the obligations set forth in this Security Instrument, and such failure continues beyond that date which is thirty (30) days after the date on which Lender notifies Mortgagor of such failure in writing, provided that if such failure is not capable of being cured within thirty (30) days, Mortgagor shall have such additional time period as is reasonable under the circumstances within which to cure such failure, not to exceed an additional sixty (60) days.

Section 7.2 Remedies. If an Event of Default shall have occurred and is continuing, Lender may take any of the following actions in a manner consistent with Applicable Law:

(a) Acceleration. Lender may declare the entire amount of the Obligations immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived, notwithstanding anything to the contrary contained in any of the Loan Documents. Lender may charge and collect Default Interest from the date of the Event of Default on the unpaid balance of the Obligations, at the rate set forth in the Loan Agreement.

(b) Possession. Lender may enter upon and take possession of the Property, with or without legal action, lease the Property, collect therefrom all rentals and, after deducting all costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Lender, in Lender's sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Obligations. Lender is given full authority to do any act which Mortgagor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Security Instrument and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, to the extent that Mortgagor is in occupancy of any portion of the Property, Mortgagor shall pay monthly in advance to Lender or to any receiver appointed to collect said rents the fair and reasonable rental value for Mortgagor's use and occupation of the Property, and upon default in any such payment Mortgagor shall vacate and surrender the possession of the Property to Lender or to such receiver. If Mortgagor does not vacate and surrender the Property then Mortgagor may be evicted by summary proceedings.

(c) Foreclosure. Lender may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Security Instrument and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Obligations. Lender or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder. Instead of paying cash for such property, Lender may settle for the purchase price by crediting the sales price of the Property against the following obligations: (i) first, the portion of the Obligations attributable to any costs, expenses and other advances which are incurred by the Lender in any efforts to enforce any terms of this Security Instrument, including any rights or remedies afforded to Lender; and (ii) second, all other Obligations in any order and proportions as Lender in its sole discretion may choose. The aforesaid rights are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Obligations. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate for Default Interest set forth in the Loan Agreement. Without limiting the foregoing, Lender may foreclose this Security Instrument and exercise its rights as a secured party for all or any portion of the Obligations which are then due and payable, subject to the continuing lien of this Security Instrument for the balance not then due and payable. In the event of any sale under this Security Instrument pursuant to any order in any judicial proceedings or otherwise, the Property may be

sold as an entirety or in separate parcels and in such manner or order as Lender in its sole discretion may elect.

(d) Appointment of Receiver. Pursuant to Minnesota statute section 576.25 Subd. 5, Lender may petition a court of competent jurisdiction to appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver, without regard to the then value of the Property or whether the Property shall be then occupied as a homestead or not, and without regard to whether Mortgagor has committed waste or allowed deterioration of the Property, and Lender or any agent of Lender may be appointed as such receiver. Mortgagor hereby agrees that Lender has a special interest in the Property and absent the appointment of such receiver the Property shall suffer waste and deterioration and Mortgagor further agrees that it shall not contest the appointment of a receiver and hereby so stipulates to such appointment pursuant to this paragraph. Such receiver shall have the power to perform all of the acts permitted Lender pursuant to sub-section (b) above and such other powers which may be necessary or customary in such cases for the protection, possession, control, management and operation of the Property during such period.

(e) Rights as a Secured Party. Lender shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Uniform Commercial Code. Lender may elect to foreclose such of the Property as then comprise Fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Uniform Commercial Code. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(f) Excess Monies. Lender may apply on account of the Obligations any unexpended monies still retained by Lender that were paid by Mortgagor to Lender: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Mortgagor.

(g) Collection of Rents. Upon the occurrence and during the continuance of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Lender may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Lender may, but shall not be obligated to, exercise and enforce any or all of Mortgagor's rights under the Leases. Without limitation to the generality of the foregoing, Lender may notify the tenants under the Leases that all Rents are to be paid to Lender, and following such notice all Rents shall be paid directly to Lender and not to Mortgagor or any other Person other than as directed by Lender, it being understood that a demand by Lender on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Lender without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Lender instead of to Mortgagor, upon receipt of written notice from Lender, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Lender as Mortgagor's attorney-in-fact with full power of substitution, which appointment shall be effective upon the occurrence and during the continuance of an Event of

Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor's name or in Lender's name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Lender; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Lender may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied in accordance with the terms of sub-section (b), above.

(h) Lease Remedies. Lender, at its option, may (1) complete any construction on the Property in such manner and form as Lender deems advisable, (2) exercise all rights and powers of Borrower under the Leases and Leases Guaranties, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (3) either require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be occupied by Borrower, or (4) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, if in default thereof, Borrower may be evicted by summary proceedings or otherwise.

(i) Other Remedies. Lender shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by Applicable Law. Lender shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Security Instrument, as they become due, without regard to whether or not any other Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Lender shall have the right to set-off all or any part of any amount due by Mortgagor to Lender under any of the Obligations, against any indebtedness, liabilities or obligations owing by Lender in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Lender.

(j) **Waiver of Mortgagor's Rights**. BY EXECUTION OF THIS SECURITY INSTRUMENT, MORTGAGOR EXPRESSLY: (a) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE LIABILITIES SECURED BY THIS SECURITY INSTRUMENT AND TO FILE FORECLOSURE PROCEEDINGS UPON AN EVENT OF DEFAULT BY MORTGAGOR WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (b) WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), OR THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (i) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF

ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS AND (ii) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (c) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF MORTGAGOR REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR, AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (d) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY LENDER AGAINST MORTGAGOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, remedy such Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Obligations and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear Default Interest, for the period beginning on the first day after notice from Lender that such cost or expense was incurred and continuing until the date of payment to Lender. All such costs and expenses incurred by Lender together with Default Interest thereon shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4 Other Rights, Etc. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for any decline in value of the Property, for failure to maintain the insurance

policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

Lender may resort for the payment and performance of the Obligations (including, but not limited to, the payment of the Debt) to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce the other Obligations or any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.5 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as security title to and a security interest in the remaining portion of the Property.

ARTICLE 8
WAIVERS

Section 8.1 Waiver of Counterclaim. To the extent permitted by Applicable Law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations (except for the defense of actual payment).

Section 8.2 Marshalling and Other Matters. To the extent permitted by Applicable Law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor, for itself and all persons who may claim by, through or under Mortgagor, hereby expressly waives any so-called "Moratorium Law" and any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, it being the intent hereof that any and all such "Moratorium Laws", and all rights of reinstatement and redemption of Mortgagor and of all other persons claiming by, through or under Mortgagor are and shall be deemed to be hereby waived to the fullest extent permitted by the laws of the State in which the Property is located.

Section 8.3 Waiver of Notice. To the extent permitted by Applicable Law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Documents specifically and expressly provide for the giving of notice by Lender to Mortgagor and except with respect to matters for which Lender is required by Applicable Law to give notice. Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument, the Loan Agreement or any other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

Section 8.4 Waiver of Statute of Limitations. To the fullest extent permitted by Applicable Law, Mortgagor hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment of the Debt or payment or performance of its other Obligations.

Section 8.5 Additional Waivers. MORTGAGOR EXPRESSLY WAIVES THE FOLLOWING: ALL HOMESTEAD EXEMPTION RIGHTS, IF ANY, WHICH MORTGAGOR OR MORTGAGOR'S FAMILY MAY HAVE PURSUANT TO THE CONSTITUTION AND LAWS OF THE UNITED STATES, THE STATE OF MINNESOTA OR ANY OTHER STATE OF THE UNITED STATES, IN AND TO THE PROPERTY AS AGAINST THE COLLECTION OF THE OBLIGATIONS, OR ANY PART THEREOF. ALL WAIVERS BY MORTGAGOR IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY BY MORTGAGOR, AFTER MORTGAGOR HAS BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF MORTGAGOR'S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. MORTGAGOR'S EXECUTION OF THIS SECURITY INSTRUMENT SHALL BE CONCLUSIVE EVIDENCE OF THE MAKING OF SUCH WAIVERS AND THAT SUCH WAIVERS HAVE BEEN VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY MADE.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Notices. All notices and communications under this Security Instrument shall be in writing and shall be given in accordance with the terms of the Loan Agreement.

Section 9.2 Remedies Cumulative. The rights and remedies of Lender as provided in this Security Instrument or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to assert the right to declare the Obligations due, grant any extension of time for payment of the Obligations, take other or additional security for the payment thereof, release any security, change any of the terms of the Loan Documents, or waive or fail to exercise any right or remedy under any Loan Document shall not in any way affect this Security Instrument or the rights of Lender.

Section 9.3 No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one

event shall not be construed as continuing or as a waiver of or bar to such right or remedy with respect to a subsequent event.

Section 9.4 No Warranty by Lender. By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Lender pursuant to this Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Lender.

Section 9.5 Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Security Instrument shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

Section 9.6 Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Security Instrument shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that this Security Instrument cannot be assigned by Mortgagor without the prior written consent of Lender, and any such assignment or attempted assignment by Mortgagor shall be void and of no effect with respect to Lender.

Section 9.7 Modifications. This Security Instrument may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No course of dealing or conduct by or among Lender and Mortgagor shall be effective to amend, modify or change any provisions of this Security Instrument or the other Loan Documents.

Section 9.8 Commercial Loan. Mortgagor represents and warrants that the loans or other financial accommodations included as Debt secured by this Security Instrument were obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential, consumer or household purposes.

Section 9.9 Governing Law. THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY MORTGAGOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT TO THE LOAN DOCUMENTS ARE DEEMED TO HAVE BEEN DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND

PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION THE COLLECTION OF RENTS AND PROFITS AND THE APPOINTMENT OF A RECEIVER) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR MORTGAGOR ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MORTGAGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 9.10 Joint and Several Liability. If Mortgagor consists of more than one person or entity, the word "Mortgagor" shall mean each of them and their liability shall be joint and several.

Section 9.11 State Specific Provisions.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 9.11 and the other terms and conditions of this Security Instrument, the terms and conditions of this Section 9.11 shall control and be binding.

(b) Future Advances.

(i) To the extent that this Security Instrument secures future advances, the amount of such advances is not currently known. The acceptance of this Security Instrument by Lender, however, constitutes an acknowledgment that Lender is aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

(ii) The maximum principal amount of indebtedness secured by this Security Instrument at any one time, excluding any amounts constituting an "indeterminate amount" under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by Lender in protection of the Property or the lien of this Security Instrument, is $ FIFTY-ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($51,600,000.00).

(iii) The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Security Instrument. Mortgagor acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Mortgagor.

(c) Application of Rents. All Rents collected by Lender or any receiver each month shall be applied in the manner consistent with the requirements for application of rents, profits, and all income of any kind, set forth in Minn. Stat. § 576.25, subd. 5, as the same may be amended from time to time, and then, as follows:

(i) if received prior to any foreclosure sale of the Property pursuant to this Security Instrument, to Lender for payment of the Obligations, but no such payment made after acceleration of the Obligations will affect such acceleration;

(ii) if received during or with respect to the period of redemption after a foreclosure sale of the Property pursuant to this Security Instrument:

(A) if the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the Obligations, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

(B) if the purchaser at the foreclosure sale is Lender, to Lender to the extent of any deficiency of the sale proceeds to repay the Obligations and the balance to be retained by Lender as a credit to the redemption price, but if the Property is not redeemed, then to Lender, whether or not any such deficiency exists.

The rights and powers of Lender under this Security Instrument and the application of Rents under this Section 9.11(c) shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

(d) Creation of Security Interest. Without limiting the provisions set forth in Section 1.1 or Section 1.3 of this Security Instrument, Mortgagor hereby expressly grants Lender a security interest in all goods constituting part of the Property which are or are to become fixtures related to the Land. This Security Instrument is to be filed in the real property records as a fixture filing. For this purpose the following additional information is provided:

(iii) the name of the record owner of the Land is Talon First Trust, LLC.

(iv) the debtor is a limited liability company.

(v) the debtor's jurisdiction of formation is Delaware.

(vi) the organizational identification number of the debtor is 5519674.

(e) Non-Agricultural Use. Mortgagor represents and warrants that as of the date of this Security Instrument, the Property is not in agricultural use as defined in Minn. Stat. § 582.32, Subd. 2 and is not "agricultural property" as defined in Minn. Stat. § 583.22, Subd. 2.

(f) Maturity Date. The latest obligation secured by this Security Instrument matures on January 26, 2018.

(g) Sale of Property. In the event of a sale under this Security Instrument, whether by virtue of judicial proceedings or advertisement or otherwise, the Property may, at the option of Lender, be sold as an entirety or in such other manner and order as Lender in its sole discretion may elect.

(h) Acceleration; Foreclosure. If any Event of Default has occurred and is continuing, Lender may, in additional to any other rights and remedies available to it, (and is hereby authorized and empowered to), foreclose this Security Instrument by action or advertisement pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all indebtedness secured hereby, with interest, and all legal costs and charges of such foreclosure and the maximum attorneys' fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.

(i) Acknowledgment of Waiver of Hearing Before Sale. Mortgagor understands and agrees that if any Event of Default is made under the terms of this Security Instrument, Lender has the right, inter alia, to foreclose this Security Instrument by advertisement, pursuant to Minnesota Statutes, Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Lender elects to foreclose by advertisement, it may cause the Property, or any part thereof, to be sold at the public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that in the Event of Default, Lender may also elect its rights under the Code and take possession of the Collateral (as defined in this Security Instrument) and dispose of the same, by sale or otherwise, in one or more parcels, provided that at least ten (10) days prior notice of such disposition must be given, all as provided for by the Code, as hereafter amended, or by any similar or replacement statute enacted. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota, Mortgagor may have the right to notice and hearing before the Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice shall be given to Mortgagor, and neither said procedure for foreclosure by advertisement nor the Code requires any hearing or other judicial proceeding. Mortgagor hereby relinquishes, waives and gives up any constitutional rights Mortgagor may have to notice and hearing before sale of the Property and expressly consents and agrees that the Property may be foreclosed by advertisement and that the personal property may be disposed of pursuant to the Code, all as described above.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Mortgagor, intending to be legally bound, has duly executed under seal and delivered this Security Instrument under seal to be effective as of the day and year first above written.

MORTGAGOR:

TALON FIRST TRUST, LLC,
a Delaware limited liability company

By: ____________________
Name: Matthew G. Kaminski
Title: President

STATE OF Minnesota :
: ss:
COUNTY OF Hennepin :

This instrument was acknowledged before me on the 19 day of January, 2017 by Matthew G. Kaminski, as President of Talon First Trust, LLC, a Delaware limited liability company, on behalf of said entity.

[SEAL]

KATHERINE ANN JOHNSON
NOTARY PUBLIC - MINNESOTA
My Commission Expires
January 31, 2020

____
Notary Public, State of Minnesota

My Commission Expires:

1/31/2020

Katherine A. Johnson
(Printed Name of Notary Public)

EXHIBIT A
DESCRIPTION OF PROPERTY

Parcel 1:

All that certain real estate situate in the City of Saint Paul, County of Ramsey, State of Minnesota, which hereinafter is described, but to the extent only, and no further, that the same lies between the center of the earth and a true horizontal plane, projected at an elevation of ninety-six and twenty-five hundredths (96.25) feet above City datum, as now established by the City of Saint Paul, and containing the same area and having the same dimensions and configuration as the leveled ground surface of the said real estate; hereby expressly reserving to the Grantor and to its successors and assigns, all right, title and interest in and to the said real estate above and upwards from such horizontal plane. The said real estate is described as follows:

All those lands within the block formerly known as Block sixteen (16) of Whitney & Smith's Addition to Saint Paul and of Block sixteen (16), Original Town of Saint Paul, comprised within Block two (2) of Auditor's Subdivision Number thirty-two (32), Saint Paul, Minnesota, and Lot D, Drake's Rearrangement A, an Addition to the City of Saint Paul, described as follows:

Beginning at a point in the Northeasterly line of Jackson Street, as now established, one hundred forty-five and twenty-three hundredths (145.23) feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street sixty-three and seventy-seven hundredths (63.77) feet; thence thirty-two minutes, thirty seconds (32' 30") to the right, one hundred ten and ninety-two hundredths (110.92) feet; thence ninety (90) degrees, thirty-two minutes, thirty seconds (32' 30") to the left, seventy three and four hundred, forty-five thousandths (73.445) feet; thence ninety (90) degrees to the left to a line parallel with and distant Northeasterly sixty-three and seventy-seven hundredths (63.77) feet from said Northeasterly line of Jackson Street; thence to the left along said parallel line fourteen and forty-one hundredths (14.41) feet; thence ninety (90) degrees to the right to said Northeasterly line of Jackson Street; thence Southeasterly along said Northeasterly line of Jackson Street fifty-seven and ninety-eight hundredths (57.98) feet, more or less, to the place of beginning.

(By order of this Court, dated December 4, 1935, there is eliminated from the above described property the following described tract or parcel, viz: Commencing at a point in the Northeasterly line of Jackson Street, as now established in the City of St. Paul, 145.23 feet Northwesterly, measured along said Northeasterly line, from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street 63.77 feet to a point; thence 32' 30" to the right to a point 111 feet Northeasterly, measured at right angles from said Northeasterly line of Jackson Street, which point is the place of beginning; thence continuing Northeasterly along the same course to a point 110.92 feet Northeasterly from the last mentioned angle point which angle point is 63.77 feet Northeasterly from the point of commencement; thence at an angle of 90 degrees 32 minutes 30 seconds to the left 59.76 feet, more or less; thence Southwesterly at right angles 26.16 feet, more or less; thence Northwesterly at right angles 5.4 feet more or less; thence Southwesterly at right angles 38.53 feet, more or less; thence Southeasterly at right angles 64.38 feet, more or less, to the place of beginning.)

Parcel 2:

Part of Block numbered sixteen (16), of Whitney and Smith's Addition to St. Paul, particularly described as follows:

Commencing at a point on the Southerly line of East Fifth Street, in St. Paul, Minnesota, one hundred and ten (110) feet Westerly from the West line of Sibley Street, running thence Southerly and parallel with said Westerly line of Sibley Street, a distance of eighty-nine (89) feet more or less to a point eight (8) feet South of the North line of the "Simpson Acre," so-called; running thence Westerly parallel with said North line of the "Simpson Acre" so-called a distance of sixty and 63/100 (60.63) feet more or less, to the point of intersection with the West line of land conveyed by Harvey Officer, as Executor and Trustee, to Elias F. Drake, by deed recorded in the Office of the Register of Deeds of said Ramsey County, in Book 110 of Deeds, Page 131; thence Northerly along the said West line, a distance of eight (8) feet to the point of intersection with the South line of that certain tract of land conveyed by deed made by William Howard and wife to McNeil V. Seymour and others, dated September 20, 1887, and recorded in the office of said Register of Deeds in Book 205 of Deeds, Page 235; thence East along said South line last mentioned to the Southeast corner of said tract of land described in said Book 205 of Deeds, Page 235; thence North along the East line of said tract of land described in said Book 205 of Deeds, Page 235, a distance of eighty-six and one-half (86 1/2) feet more or less to the Southerly line of said East Fifth Street; thence Easterly along said Southerly line of East Fifth Street, a distance of fifty-three and 10/100 (53.10) feet more or less to the place of beginning, being the premises now known as lots number two (2) and three (3), in block numbered two (2), Auditor's Subdivision No. 32, St. Paul, Minn., subject however to a perpetual easement for a private alley-way in the Easterly twenty (20) feet of the said lot two (2), block two (2), Auditor's Subdivision No. 32, St. Paul, Minnesota, as granted by that certain agreement dated May 28, 1913, made between Carrie D. Lightner and William H. Lightner, her husband, and Mary D. Tompkins and Thomas S. Tompkins, her husband, Frances M. Rogers, unmarried, and Gordon & Ferguson Building Company, a corporation, as first parties, and Northwestern Improvement Company, as second party, and recorded in the office of said Register of Deeds, on October 15, 1913.

Parcel 3:

Beginning at a point on the original Easterly line of Jackson Street in the City of St. Paul, Ramsey County, Minnesota, where the Northerly line of the brick building known as the "Old Colter Block," if produced Westerly would intersect said Easterly line of Jackson Street, said point being 45.49 feet more or less distant Southerly from the Northwesterly corner of Block 16, of the original town of St. Paul. From said point running thence Southerly along said original Easterly line of Jackson Street 51 1/4 feet to the dividing line between land formerly owned by Charles Colter and land formerly owned by Charles A. Mann, thence Easterly at right angle with said original Easterly line of Jackson Street and along said dividing line between said land formerly owned by Charles Colter and land formerly owned by Charles A. Mann and through an iron post located on the "Pierre Gervais Claim Line" so-called, 119 feet to an iron monument situated 14.203 feet Easterly from said "Pierre Gervais Claim Line"; thence Northerly and parallel with the original Easterly line of said Jackson Street 51 1/4 feet to an iron monument situated 15.719 feet Easterly from said

"Pierre Gervais Claim Line"; Thence Westerly through an iron post located on said "Pierre Gervais Claim Line" and along the Northerly line of said "Old Colter Block" 119 feet to the place of beginning, excepting, however, from said land thus described so much thereof as has been taken by the City of St. Paul for the widening of Jackson Street in said City, and also excepting therefrom the following described portion, namely:

All that certain real estate, situate in the City of Saint Paul, County of Ramsey, State of Minnesota, which hereinafter is described, but to the extent only, and no further, that the same lies between the center of the earth and a true horizontal plane, projected at an elevation of ninety-six and twenty-five hundredths (96.25) feet above City datum, as now established by the City of Saint Paul, and containing the same area and having the same dimensions and configuration as the levelled ground surface of the said real estate; hereby expressly reserving to the Grantor and to its successors and assigns, all right, title and interest in and to the said real estate above and upwards from such horizontal plane. The said real estate is described as follows:

All those lands within the block formerly known as Block Sixteen (16) of Whitney and Smith's Addition to Saint Paul and of Block Sixteen (16), Original Town of Saint Paul, comprised within Block Two (2) of Auditor's Subdivision Number Thirty-two (32), Saint Paul, Minnesota, and Lot D, Drake's Rearrangement A, an addition to the City of Saint Paul, described as follows:

Beginning at a point in the Northeasterly line of Jackson Street, as now established, one hundred forty-five and twenty-three hundredths (145.23) feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street sixty-three and seventy-seven hundredths (63.77) feet; thence thirty-two minutes, thirty seconds (32' 30") to the right, one hundred, ten and ninety-two hundredths (110.92) feet; thence ninety (90) degrees, thirty-two minutes, thirty seconds (32', 30") to the left, seventy-three and four hundred, forty-five thousandths (73.445) feet; thence ninety (90) degrees to the left to a line parallel with and distant Northeasterly sixty-three and seventy-seven hundredths (63.77) feet from said Northeasterly line of Jackson Street; thence to the left along said parallel line fourteen and forty-one hundredths (14.41) feet; thence ninety (90) degrees to the right to said Northeasterly line of Jackson Street; thence Southeasterly along said Northeasterly line of Jackson Street fifty-seven and ninety-eight hundredths (57.98) feet, more or less, to the place of beginning.

Parcel 4:

The Southerly one-third of Lots Six (6) and Seven (7) in Block Sixteen (16) of the City of St. Paul, Capital of Minnesota, commonly called St. Paul Proper, the said real estate having a frontage of 48 1/2 feet more or less, on Jackson Street, in said City and having a depth of 119 feet less the amount taken by the City of St. Paul for the widening of Jackson Street, and said real estate being subject to a party wall agreement made between Charles A. Mann and wife and William F. Davidson and wife, recorded in the office of the said Register of Deeds in Book "G" of Miscellaneous, page 84, excepting therefrom the following described portion, namely:

All that certain real estate, situate in the City of Saint Paul, County of Ramsey, State of Minnesota, which hereinafter is described, but to the extent only, and no further, that the same lies between

the center of the earth and a true horizontal plane, projected at an elevation of ninety-six and twenty-five hundredths (96.25) feet above City datum, as now established by the City of Saint Paul, and containing the same area and having the same dimensions and configuration as the levelled ground surface of the said real estate; hereby expressly reserving to the Grantor and to its successors and assigns, all right, title and interest in and to the said real estate above and upwards from such horizontal plane. The said real estate is described as follows:

All those lands within the block formerly known as Block Sixteen (16) of Whitney & Smith's Addition to Saint Paul and of Block Sixteen (16), Original Town of Saint Paul, comprised within Block Two (2) of Auditor's Subdivision Number thirty-two (32), Saint Paul, Minnesota, and Lot D, Drake's Rearrangement A, an addition to the City of Saint Paul, described as follows:

Beginning at a point in the Northeasterly line of Jackson Street, as now established, one hundred forty-five and twenty-three hundredths (145.23) feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street sixty-three and seventy-seven hundredths (63.77) feet; thence thirty-two minutes, thirty seconds (32' 30") to the right, one hundred ten and ninety-two hundredths (110.92) feet, thence ninety (90) degrees, thirty-two minutes, thirty seconds (32' 30") to the left, seventy-three and four hundred, forty-five thousandths (73.445) feet; thence ninety (90) degrees to the left to a line parallel with and distant Northeasterly sixty-three and seventh-seven hundredths (63.77) feet from said Northeasterly line of Jackson Street; thence to the left along said parallel line fourteen and forty-one hundredths (14.41) feet; thence ninety (90) degrees to the right to said Northeasterly line of Jackson Street; thence Southeasterly along said Northeasterly line of Jackson Street fifty-seven and ninety-eight hundredths (57.98) feet, more or less, to the place of beginning.

Parcel 5:

Part of Block numbered Sixteen (16), of Whitney and Smith's Addition to St. Paul, described as follows, to-wit: Commencing at a point on the Southerly line of East Fifth Street, in St. Paul, Minnesota, at the Northeasterly corner of a piece of land conveyed by Jesse H. Pomeroy and wife to John B. Cook, by deed dated August 15, 1872, and recorded in the office of the Register of Deeds of said Ramsey County, in Book 55 of Deeds, Page 182, which point is fifty-two (52) feet Northeasterly from where the Westerly boundary line of said Block Sixteen (16), of Whitney and Smith's Addition to St. Paul intersects said East Fifth Street; running thence Southerly along the East line of the land described in said Book 55 of Deeds, 182, a distance of eighty-six and one-half (86 1/2) feet more or less to the Northerly line of land conveyed by deed recorded in the office of said Register of Deeds, in Book 102 of Deeds, Page 235; thence Northeasterly along said Northerly line last mentioned and the continuation thereof, a distance of fifty-six (56) feet more or less to the Westerly line of land conveyed by Jesse H. Pomeroy and wife, to Charles E. Dickerman, by deed dated September 22, 1899, recorded in the office of said Register of Deeds in Book 425 of Deeds, Page 322; thence Northerly along said Westerly line last mentioned, a distance of eighty-six and one-half (86 1/2) feet more or less to the point of intersection with the Southerly line of East Fifth Street; thence Westerly along said Southerly line last mentioned, a distance of fifty-five (55) feet more or less to the place of beginning, being the premises now usually known as Lots

numbered Four (4) and Five (5), in block numbered Two (2), Auditor's Subdivision No. 32, St. Paul, Minnesota. Excepting therefrom the following described portion, namely:

All that certain real estate, situate in the City of Saint Paul, County of Ramsey, State of Minnesota, which hereinafter is described, but to the extent only, and no further that the same lies between the center of the earth and a true horizontal plane, projected at an elevation of ninety-six and twenty-five hundredths (96.25) feet above City datum as now established by the City of Saint Paul, and containing the same area and having the same dimensions and configuration as the leveled ground surface of the said real estate; hereby expressly reserving to the Grantor and to its successors and assigns, all right, title and interest in and to the said real estate above and upwards from such horizontal plane. The said real estate is described as follows; All those lands within the block formerly known as Block Sixteen (16) of Whitney & Smith's Addition to Saint Paul and of Block Sixteen (16), Original Town of Saint Paul, comprised within Block Two (2) of Auditor's Subdivision Number thirty-two (32), Saint Paul, Minnesota, and Lot D, Drake's Rearrangement A, an addition to the City of Saint Paul, described as follows:

Beginning at a point in the Northeasterly line of Jackson Street as now established, one hundred forty-five and twenty-three hundredths (145.23) feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street sixty-three and seventy-seven hundredths (63.77) feet; thence thirty-two minutes, thirty seconds (32' 30") to the right, one hundred ten and ninety-two hundredths (110.92) feet, thence ninety (90) degrees, thirty-two minutes, thirty seconds (32' 30") to the left, seventy-three and four hundred forty-five thousandths (73.445) feet; thence ninety (90) degrees to the left to a line parallel with and distant Northeasterly sixty-three and seventy-seven hundredths (63.77) feet from said Northeasterly line of Jackson Street; thence to the left along parallel line fourteen and forty-one hundredths (14.41) feet; thence ninety (90) degrees to the right to said Northeasterly line of Jackson Street; thence Southeasterly along said Northeasterly line of Jackson Street fifty-seven and ninety-eight hundredths (57.98) feet more or less, to the place of beginning.

Parcel 6:

Part of Block numbered Sixteen (16), of the Town of St. Paul, now known as St. Paul Proper, and of Block numbered Sixteen (16) of Whitney and Smith's Addition to St. Paul, particularly described as follows:

Commencing at a point on the South line of Fifth Street, which point is eight feet East of the Northwest corner of said Block Sixteen (16), St. Paul Proper, as originally platted; thence running Southerly parallel with the Westerly line of said Block Sixteen (16), St. Paul Proper, as originally platted, a distance of forty-five and 50/100 (45.50) feet more or less to a point in the North line of the North wall of the "Old Colter Block," so-called; thence Easterly along said North line and the prolongation thereof, in the direct line Easterly a distance of one hundred and eleven (111) feet more or less, to the Easterly line of Lot Six (6), in said Block Sixteen (16), of St. Paul Proper, as originally platted (said last named point being the Northeast corner of the land described in Certificate of Title No. 2170, dated February 6, 1907, of the records of the Registrar of Titles of said Ramsey County); thence Southerly along said Easterly line of said Lot Six (6), as originally

platted (said line being the Easterly boundary line of said land described in such Certificate of Title No. 2170), a distance of thirty-five and 8/10 (35.8) feet more or less, to the North line of that tract of ground commonly known as the "Simpson Acre" in said Block Sixteen (16); thence Easterly along said North line of said "Simpson Acre" a distance of thirty-eight and 68/100 (38.68) feet more or less to a point (such last named point being the Southwest corner of the premises hereinafter referred to as "Greve Tract", conveyed by Jesse H. Pomeroy and wife, to Herman Greve, by deed recorded in the office of the Register of Deeds of said Ramsey County, in Book 109 of Deeds, Page 189); thence Northerly parallel with the Westerly line of Block Sixteen (16) of said Whitney and Smith's Addition to St. Paul, as originally platted, and along the Westerly line of said "Greve Tract," a distance of eighty-one and 1/10 (81.1) feet more or less to a point on the South line of said Fifth Street; thence Westerly along said South line of Fifth Street, a distance of one hundred and forty-eight (148) feet more or less to the place of beginning. Excepting therefrom the following described portion, namely:

All that certain real estate, situate in the City of Saint Paul, County of Ramsey, State of Minnesota, which hereinafter is described, but to the extent only, and no further, that the same lies between the center of the earth and a true horizontal plane, projected at an elevation of ninety-six and twenty-five hundredths (96.25) feet above City datum as now established by the City of Saint Paul, and containing the same area and having the same dimensions and configuration as the levelled ground surface of the said real estate; hereby expressly reserving to the Grantor and to its successors and assigns, all right, title and interest in and to the said real estate above and upwards from such horizontal plane. The said real estate is described as follows:

All those lands within the block formerly known as Block Sixteen (16) of Whitney & Smith's Addition to Saint Paul, and of Block Sixteen (16), Original Town of Saint Paul comprised within Block Two (2) of Auditor's Subdivision Number thirty-two (32), Saint Paul, Minnesota, and Lot D, Drake's Rearrangement A, an addition to the City of Saint Paul described as follows:

Beginning at a point in the Northeasterly line of Jackson Street as now established, one hundred forty-five and twenty-three hundredths (145.23) feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street; thence to the right at an angle of ninety (90) degrees to said Northeasterly line of Jackson Street sixty-three and seventy-seven hundredths (63.77) feet; thence thirty-two minutes, thirty seconds (32' 30") to the right, one hundred ten and ninety-two hundredths (110.92) feet, thence ninety (90) degrees, thirty-two minutes, thirty seconds (32' 30") to the left, seventy-three and four hundred, forty-five thousandths (73.445) feet; thence ninety (90) degrees to the left to a line parallel with and distant Northeasterly sixty-three and seventh-seven hundredths (63.77) feet from said Northeasterly line of Jackson Street; thence to the left along said parallel line fourteen and forty-one hundredths (14.41) feet; thence ninety (90) degrees to the right to said Northeasterly line of Jackson Street; thence Southeasterly along said Northeasterly line of Jackson Street fifty-seven and ninety-eight hundredths (57.98) feet, more or less, to the place of beginning.

Being Registered land as is evidenced by Certificate of Title No. 601547. (Parcels 1-6)

Parcel 7:

All those parts of Block 16, St. Paul Proper and of Block 16, Whitney and Smith's Addition to Saint Paul, comprised within the following described tracts: All those parts of Lots 11, 13, 14, and 15, Block 2, Auditor's Subdivision No. 32, St. Paul, Minnesota, and of Lots C and D, Drake's Re-Arrangement A, described as follows:

Commencing at a point in the Northeasterly line of Jackson Street, as now established 145.23 feet Northwesterly, measured along said Northeasterly line from the Northwesterly line of East Fourth Street (said Point being in the South line of Lot 12, Block 2, Auditor's Subdivision No. 32, St. Paul, Minnesota); thence Easterly along the Southerly line of said Lot 12 and the Easterly extension thereof a distance of 111 feet to a point in the Southerly line of Lot 11, Block 2, in said Auditor's Subdivision No. 32, St. Paul, Minnesota, said point also being the Southeasterly corner of Lot 6, Block 16, Original Town of Saint Paul, (St. Paul Proper); thence Northerly along the Easterly line of said Lot 6 to the Southwesterly corner of Lot 7, Block 2, Auditor's Subdivision No. 32, St. Paul, Minnesota, said corner being on the North line of tract known as "Simpson Acre"; thence Easterly along the Southerly line of Lots 7 and 6, Block 2, Auditor's Subdivision No. 32, St. Paul, Minnesota, said line also being the North line of tract known as "Simpson Acre", to the Westerly line of Lot 3, Block 2, in said Auditor's Subdivision No. 32, St. Paul, Minnesota; thence Southerly along the West line of Lot 3, to the Southwest corner of Lot 3; thence Easterly along the Southerly lines of Lots 3, 2, and 1, Block 2, in said Auditor's Subdivision No. 32, St. Paul, Minnesota, to the Northeasterly corner of Lot C, Drake's Re-arrangement A; thence Southerly along the Easterly line of said Lot C, to the intersection of the Northwesterly line of East Fourth Street; thence Westerly along the Northwesterly line of East Fourth Street to the intersection of said Northeasterly line of Jackson Street, (as now established); thence Northerly along said northeasterly line of Jackson Street to the point of beginning. Subject to street widening by the City of St. Paul for Jackson Street, except therefrom that part thereof lying within Torrens Certificate of Title No. 223915. Now lying within Torrens Certificate of Title No. 569802.

Together with the easements and grants granted under Document No. 447517 recorded in the office of the County Recorder.

Ramsey County, Minnesota

(Abstract Property)

EXHIBIT B
PERMITTED ENCUMBRANCES

(i) the liens and security interests created by the Loan Documents;

(ii) all encumbrances and other matters disclosed in the Title Insurance Policy issued by Old Republic National Title Insurance Company, File No. 63074;

(iii) liens, if any, for Taxes imposed by a Governmental Authority not yet due or delinquent;

(iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.